MOTOROLA SOLUTIONS Q2 2015 RESULTS August 5th, 2015 Exhibit 99.3

SAFE HARBOR
A number of forward-looking statements will be made during this presentation.  Forward-looking statements are any statements that are not historical facts.  These forward-looking statements are based on the current expectations of Motorola Solutions, and we can give no assurance that any future results or events discussed in these statements will be achieved.  Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this presentation.
Information about factors that could cause, and in some cases have caused, such differences can be found on pages 9 through 20 in Item 1A of Motorola Solutions’ 2014 Annual Report on Form 10-K and in our other SEC filings available for free on the SEC’s website at www.sec.gov, and on Motorola Solutions’ website at
www.motorolasolutions.com/investor
This
presentation
is
being
made
on
the
5
th
day
of
August,
2015.
The
content
of
this
presentation
contains
time-sensitive information that is accurate only as of the time hereof.  If any portion of this presentation is rebroadcast, retransmitted or redistributed at a later date, Motorola Solutions will not be reviewing or updating the material that is contained herein.
Motorola Solutions Q2 2015 Earnings Conference Call. MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license.  All other trademarks are the property of their respective owners.  ©2015 Motorola Solutions, Inc. All rights reserved.

Q2 HIGHLIGHTS
•
Sales $1.4B, up 2%* in constant currency
-
North America sales growth of 5%
-
Q2 FX unfavorable impact of $53M
•
Operating margin** up 460 bps on lower cost structure
•
Non-GAAP EPS growth of 45%**
•
Operating cash flow of $140M, up $22M
•
Free cash flow per share growth of 47%
•
Backlog up $624M, or 12% vs. LY
-
Up $138M in Products and $486M in Services
•
Announced intention to commence Tender Offer of
up to $2B
-
Returned $285M in share repurchase and $72M in dividends
•
Announced Silver Lake to make $1B strategic
investment
*  Excluding $53M of currency impact
** Non-GAAP, excluding highlighted items, stock-based compensation, and intangible amortization

FINANCIAL RESULTS
($M), excluding per share amounts
GAAP
Q2 2015
Q2 2014
Change
Revenue
$1,368
$1,393
(2%)
Revenue Growth
@ constant currency
2%
Operating Earnings
$254
$138
84%
Operating Margin
18.6%
9.9%
870 bps
EPS
$0.72
$0.30
140%
Non –
GAAP
Q2 2015
Q2 2014
Change
Operating Earnings
$260
$201
29%
Operating Margin
19.0%
14.4%
460 bps
EPS
$0.68
$0.47
45%

Q2 KEY FINANCIAL METRICS
Non -
GAAP
Q2 2015
Q2 2014
Change
Revenue
$1,368
$1,393
(2%)
Revenue Growth
@ constant currency
2%
EBITDA *
$298
$246
21%
Operating
Earnings %
19.0%
14.4%
460 bps
EPS
$0.68
$0.47
45%
Operating Cash Flow
$140
$118
$22
Free Cash
Flow **
$92
$76
$16
Free Cash Flow / Share
$0.44
$0.30
47%
* Non-GAAP Operating Earnings + Depreciation
**
Operating
Cash
Flow
-
CAPEX
($M), excluding per share amounts

OPERATING LEVERAGE
Operating Expenses*
($M)
•
Q2 operating expenses
down $69M vs. last year
•
On track for ~$175M in opex
savings for 2015
* Non-GAAP, excluding highlighted items, stock-based compensation, and intangible amortization
$534
$511
$462
$393
$300
$400
$500
$600
Q2 2012
Q2 2013
Q2 2014
Q2 2015

Q2 CASH FLOW
Q2 2015
Q2 2014
Change
Operating Cash Flow
$140
$118
$22
Capital Expenditures
$48
$42
$6
Free Cash Flow
$92
$76
$16
Weighted Avg Diluted
Shares Outstanding (M)
209.5
256.2
(46.7)
FCF per share
$0.44
$0.30
47%
($M), excluding per share amounts

CAPITAL RETURN
•
Announces intent to purchase up to $2B
of common stock in tender offer
•
Q2 $285M share repurchase and $72M in
dividends paid
-
$1.1B dividends paid since Q3 2011
-
40% reduction in shares since Q3 2011
•
Ended Q2 in net debt* position of $285M
-
$3.1B in cash, $3.4B in debt
$0.44
$0.96
$1.14
$1.30
$0.68
2011
2012
2013
2014
YTD 2015
Dividends Paid
($ per share)
* Net Debt = Cash & Cash Equivalents, minus LT Debt including current portion
Share Repurchases
$1.1
$2.4
$1.7
$2.5
$0.9
2011
2012
2013
2014
YTD 2015
($B)

Q3 OUTLOOK (NON-GAAP)
Third Quarter Outlook
Range
Revenue Growth
(1%) to (3%)
Revenue Growth
@ constant currency *
Flat
to 2%
EPS
$0.68 -
$0.73
Q3 currency headwind
~$50M vs. LY
* Spot rate as of August 3
rd

2015 OUTLOOK (NON-GAAP)
Prior
Outlook
Current Outlook
Revenue Growth
Flat to (2%)
Flat to (2%)
Revenue Growth
-
constant currency *
1%
to 3%
1%
to 3%
Operating Expenses
Down $150-$175M
Down $175M
EBITDA
$1.32B to $1.37B
$1.32B
to $1.37B
EPS
$3.20 -
$3.40
$3.20 –
$3.40
Other Income & Expense
Approx. $180M
Approx. $180M
Operating
Cash Flow
Approx. $1.0B
Approx. $1.0B
Effective Tax Rate
Approx. 33%
Approx. 33%
Cash Tax Rate
Approx. 15%
Approx. 15%
* Spot rate as of Aug 3
rd

PRODUCTS FINANCIAL RESULTS
($M)
GAAP
Q2 2015
Q2 2014
Change
Sales
$867
$887
(2%)
Operating Earnings
$171
$95
80%
Operating Margin
19.7%
10.7%
900 bps
Non -
GAAP
Q2 2015
Q2 2014
Change
Operating Earnings
$176
$133
32%
Operating Margin
20.3%
15.0%
530 bps

PRODUCTS Q2 HIGHLIGHTS
•
Sales of $867M, down 2%.  Excluding currency impact,
sales grew 1%
•
Backlog up $138M versus last year and up $48M
sequentially
•
Operating earnings* increase of 32%, driven by improved
cost structure
•
Significant orders include:
-
$112M King County in Washington system upgrade serving
39 cities and 25,000 radio users
-
$66M across four separate customers in the Oil & Gas and
Utility industries
* Non-GAAP, Excluding highlighted items, stock-based compensation, and intangible amortization

SERVICES FINANCIAL RESULTS
($M)
GAAP
Q2 2015
Q2
2014
Change
Sales
$501
$506
(1%)
Operating Earnings
$83
$43
93%
Operating Margin
16.6%
8.5%
810 bps
Non -
GAAP
Q2 2015
Q2 2014
Change
Operating Earnings
$84
$68
24%
Operating Margin
16.8%
13.4%
340 bps

SERVICES Q2 HIGHLIGHTS
•
Sales of $501M, down 1%.  Excluding currency impact,
sales grew 4%
•
Backlog up $486M vs. LY and up $125M sequentially,
including $36M favorable currency adjustment
•
Operating earnings* up 24%, driven by improved cost
structure
•
Significant orders include:
-
$88M of managed services contracts for three
government customers in Asia and Europe
-
$65M of lifecycle support in top seven multi-year
contracts in North America and Asia
* Non-GAAP, Excluding highlighted items, stock-based compensation, and intangible amortization

BACKLOG TREND
Sequential Quarter Change
(Q1’15 to Q2‘15)
•
Products up $48M
•
Services up $125M
-
Includes $36M favorable
currency adjustment
Annual Change (Q2’14 to Q2’15)
•
Products up $138M
•
Services up $486M
Product and Services sub-category amounts may not add to total due to rounding differences
($B)
* End of period F/X rates vs
prior period F/X rates
$1.1
$1.2
$1.2
$1.2
$1.3
$4.2
$4.1
$4.6
$4.6
$4.7
$5.4
$5.3
$5.8
$5.8
$6.0
$0
$1
$2
$3
$4
$5
$6
$7
Q2'14
Q3'14
Q4'14
Q1'15
Q2'15
Products
Services

Q2 2015 REVENUE
BY REGION
REGIONAL REVENUE
Q2
2015
Q2
2014
Change
Constant
Currency
Change
N. America
$883
$841
5%
6%
L. America
$95
$134
(29%)
(24%)
EA
$197
$231
(15%)
(2%)
AP
$163
$167
(3%) *
4%
ME
$31
$19
58% *
58%
TOTAL
$1368
$1393
(2%)
2%
•
North America  -
Growth in Products and solid backlog growth
•
Latin America -
Down primarily against a large Q2 ’14 deployment,
iDEN, and macro-economic & currency headwinds
•
Europe & Africa -
Down primarily on currency
•
Asia Pacific  -
Growth in constant currency and solid backlog growth
•
Middle East  -
Growth across both PS-LTE and LMR
($M)
* Values differ due to rounding
N. America
65%
L. America
7%
EA  14%
AP  12%
ME  2%

$1B SILVER LAKE STRATEGIC INVESTMENT IN MSI
•
Accelerate growth in both smart public safety solutions and our services offerings through partnerships, investments, and acquisitions
•
Powerful combination of Silver Lake’s expertise in technology products, services, information solutions and value creation together with MSI’s leading mission-critical communications platform
•
Represents one of Silver Lake’s largest Private Investment in Public Equity deals ever, demonstrating confidence in Motorola Solution’s strategy and future growth
•
Proven track record of creating value with global, technology-focused companies
•
The
planned
addition
of
Silver
Lake
managing
partners
Egon
Durban
and
Greg
Mondre
to
the Board adds extensive technology expertise

Q&A PARTICIPANTS
Greg
Brown
-
Chairman
and
CEO
Bob
Schassler
-
Executive
Vice
President,
Solutions and Services
Mark
Moon
-
Executive
Vice
President
and
President, Sales & Product Operations
Shep
Dunlap
-
Vice
President,
Investor
Relations
Gino
Bonanotte
-
Executive
Vice
President
and CFO

SUPPLEMENTAL TENDER OFFER INFORMATION
This communication is for informational purposes only, is not a recommendation to buy or sell Motorola Solutions common stock, and does not constitute an offer to buy or the solicitation to sell shares of Motorola Solutions common stock. The tender offer described in this communication has not yet commenced, and there can be no assurances that Motorola Solutions will commence
the
tender
offer
on
the
terms
described
in
this
communication
or
at
all.
The
tender
offer
will
be
made
only
pursuant
to the Offer to Purchase, Letter of Transmittal and related materials that Motorola Solutions expects to file with the Securities
and
Exchange
Commission
upon
commencement
of
the
tender
offer.
STOCKHOLDERS
ARE
URGED
TO
CAREFULLY
READ
THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS WHEN THEY BECOME AVAILABLE
BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO,
THE TENDER OFFER, THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING
TENDERING THEIR SHARES. Once the tender offer is commenced, stockholders will be able to obtain a free copy of the tender offer statement on Schedule TO, the Offer to Purchase, Letter of Transmittal and other documents that Motorola
Solutions
will
be
filing
with
the
Securities
and
Exchange
Commission
at
the
Commission’s
website
at
www.sec.gov.
Additional
copies of these materials may be obtained for free by contacting Motorola Solutions at 1303 E. Algonquin Road, Schaumburg,
Illinois,
60196,
Attn:
Investor
Relations,
or
Alliance
Advisors,
LLC,
the
information
agent
for
the
tender
offer,
at
855-737-3180.

USE OF NON-GAAP MEASURES
In addition to the GAAP results provided during this event, Motorola Solutions has provided certain non-GAAP measurements. Motorola Solutions has provided these non-GAAP measurements as a measure to help investors better understand its core operating performance, enhance comparisons of Motorola Solutions’ core operating performance from period-to-period and to allow better comparisons of Motorola Solutions’ operating performance to that of its competitors. Among other things, the Company’s management uses these operating results, excluding the identified items, to evaluate the performance of its businesses and to evaluate results relative to incentive compensation targets. Management uses operating results excluding these items because they believe this measure enables them to make better period-to-period evaluations of the financial performance of its core business operations. There are inherent limitations in the use of operating results excluding these items because the company’s GAAP results include the impact of these items. The non-GAAP measures are intended only as a supplement to the comparable GAAP measures and the Company compensates for the limitations inherent in the use of non-GAAP measures by using GAAP measures in conjunction with the non-GAAP measures. As a result, investors should consider these non-GAAP measures in addition to, and not in substitution for, or as superior to, measures of financial performance prepared in accordance with GAAP.
Details of these items and reconciliations of the non-GAAP measurements provided during this presentation to
GAAP measurements can be found in the Appendix to this presentation and on Motorola Solutions’ website at
www.motorolasolutions.com/investor
Motorola Solutions Q2 2015 Earnings Conference Call. MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark
Holdings, LLC and are used under license.  All other trademarks are the property of their respective owners.  ©2015 Motorola Solutions, Inc. All rights reserved.

SUPPLEMENTAL NON-GAAP MEASURES
Motorola Solutions, Inc. and Subsidiaries Non-GAAP Trend
(In millions, except for per share amounts)
Q1 '12
Q2 '12
Q3 '12
Q4 '12
Q1 '13
Q2 '13
Q3 '13
Q4 '13
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Net sales
$
1,387
$
1,537
$
1,580
$
1,764
$
1,396
$
1,497
$
1,517
$
1,817
$
1,228
$
1,393
$
1,436
$
1,823
$
1,223
$
1,368
GAAP gross margin
697
766
820
910
693
750
765
901
577
656
685
912
548
648
Non-GAAP gross margin adjustments:
Stock-based compensation expense
5
6
5
5
5
4
4
4
4
3
2
2
3
2
Reorganization of business charges
1
3
2
1
—
5
5
7
1
3
7
—
2
3
Non-GAAP gross margin
703
775
827
916
698
759
774
912
582
662
694
914
553
653
GAAP Operating earnings (loss) ("OE")
152
190
252
327
174
203
246
325
107
138
207
(1,459)
119
254
Non-GAAP OE Adjustments:
Stock-based compensation expense
29
36
30
31
30
23
25
26
25
23
18
18
18
17
Reorganization of business charges
6
6
6
8
7
13
16
34
9
25
13
15
12
13
Intangibles amortization expense
—
—
—
—
—
—
—
—
1
1
1
1
2
3
Other highlighted items
—
—
—
(16)
—
—
—
—
(21)
8
11
1,906
—
(32)
Non-GAAP OE
$
193
$
241
$
295
$
356
$
216
$
248
$
296
$
396
$
126
$
201
$
259
$
483
$
156
$
260
GAAP OE%
11.0%
12.4%
15.9%
18.5%
12.5%
13.6%
16.2%
17.9%
8.7%
9.9%
14.4%
(80.0)%
9.7%
18.6%
Non-GAAP Adj %
2.9%
3.3%
2.8%
1.7%
3.0%
3.0%
3.3%
3.9%
1.5%
4.5%
3.6%
106.5
%
3.1%
0.4%
Non-GAAP OE %
13.9%
15.7%
18.7%
20.2%
15.5%
16.6%
19.5%
21.8%
10.3%
14.4%
18.0%
26.5
%
12.8%
19.0%

SUPPLEMENTAL NON-GAAP MEASURES
Motorola Solutions, Inc. and Subsidiaries Non-GAAP Trend
(In millions, except for per share amounts)
Q1 '12
Q2 '12
Q3 '12
Q4 '12
Q1 '13
Q2 '13
Q3 '13
Q4 '13
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
GAAP Other income (expense)
14
(27)
(9)
(18)
(19)
(35)
5
(19)
(18)
(40)
(56)
(39)
9
(39)
Non-GAAP Below OE adjustments
16
—
—
—
—
—
23
—
—
—
(27)
—
46
—
Non-GAAP Other income (expense)
(2)
(27)
(9)
(18)
(19)
(35)
(18)
(19)
(18)
(40)
(29)
(39)
(37)
(39)
GAAP Earnings (loss) from continuing operations*
110
129
156
275
157
223
261
293
85
78
66
(926)
87
150
Non-GAAP OE adjustments
41
51
43
29
42
45
50
71
19
63
52
1,942
37
6
Non-GAAP below OE adjustments
(16)
—
—
—
—
—
(23)
—
—
—
27
—
(46)
—
Non-GAAP tax adjustments and effect
(7)
(33)
(13)
(68)
(57)
(11)
(2)
(6)
(32)
(20)
9
(728)
5
(13)
TOTAL Non-GAAP Earnings from continuing operations
$
128
$
147
$
186
$
236
$
142
$
257
$
286
$
358
$
72
$
121
$
154
$
288
$
83
$
143
GAAP Continuing operations earnings per share ("EPS")
$
0.35
$
0.44
$
0.54
$
0.97
$
0.56
$
0.81
$
0.98
$
1.12
$
0.33
$
0.30
$
0.27
$
(4.02)
$
0.40
$
0.72
Non-GAAP Continuing operations EPS adjustments
0.05
0.06
0.11
(0.14)
(0.05)
0.13
0.10
0.25
(0.05)
0.17
0.35
5.27
(0.02)
(0.04)
Non-GAAP Continuing operations EPS
$
0.40
$
0.50
$
0.65
$
0.83
$
0.51
$
0.94
$
1.08
$
1.37
$
0.28
$
0.47
$
0.62
$
1.25
$
0.38
$
0.68
Diluted, weighted average shares outstanding
317.7
296.1
287.4
284.4
280.7
274.7
265.3
261.2
258.3
256.2
248.2
230.5
217.8
209.5
* Amounts attributable to Motorola Solutions, Inc. common shareholders.

MOTOROLA SOLUTIONS Q2 2015 Earnings Call August 5, 2015